[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.32

FIRST AMENDMENT TO
PROJECT AGREEMENT

(DETAILING)

This First Amendment (the “Amendment”) dated October 31, 2017 (the “Effective Date”) is made by and between inVentiv Commercial Services, LLC, with an office at 500 Atrium Drive, Somerset, N.J. 08873 (“inVentiv”) and Dynavax Technologies Corporation (referred to herein as the “Client”).  inVentiv and Client may each be referred to herein as a “Party” and, collectively, as the “Parties.”

W I T N E S S E T H:

WHEREAS, inVentiv and Client are parties to a Project Agreement (Detailing) made as of October 31, 2017 (the “Agreement”).

WHEREAS, inVentiv and Client desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is agreed as follows:

1.Except as provided in this Amendment, the terms and conditions set forth in the Agreement shall remain unaffected by execution of this Amendment.  To the extent any provisions or terms set forth in this Amendment conflict with the terms set forth in the Agreement, the terms set forth in this Amendment shall govern and control.  Terms not otherwise defined herein, shall have the meanings set forth in the Agreement.

2.Exhibit A, Section I(c), “Deployment Date” is hereby amended to replace the date of March 6, 2017 with March 6, 2018.

3.Exhibit E, “Compensation – Fixed Fees, Variable Fees and Pass-Through Costs,” shall be amended as follows:

(i)Section I.(a), “Implementation Fee,” shall be amended to reduce the Implementation Fee to [ * ].

(ii)Section I.(b), “Fixed Monthly Fee,” shall be amended to delete the Fixed Monthly Fee table in its entirety and replace it with the following:

Period	Fixed Monthly Fee
Year One	[ * ]
Year Two	[ * ]

(iii)A new subsection shall be added to Section I. as follows:

(g)Direct Recruiting

inVentiv shall source, screen and recruit [ * ], or similar roles, for direct hire by Client, as requested (a “Direct Hire”).  For each successful placement of a Direct Hire, Client shall pay inVentiv a fee of [ * ] of the first year base salary, excluding any other compensation including bonuses, equity grants, and benefits, of such Direct Hire.  Any cancellations of Direct Hire positions will be subject a cancellation fee outlined in Exhibit A. II(a). Direct recruiting fees shall be invoiced on the next monthly invoice following the placement of the Direct Hire.”

(iv)Section II., “Pass-Through Costs,” shall be amended to include the following:

-	Bonuses for the NBD (plus applicable employer portion of taxes at [ * ])
-	Severance for the NBD ([ * ] severance in the event of termination prior to the [ * ] anniversary of the hire date of the

NBD; standard inVentiv policy severance thereafter)

-	Sign-on bonus for the NBD, as requested by Client.

4.This Amendment may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Execution and delivery of this Amendment by exchange of facsimile copies or via pdf file bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Amendment by such party.  Such facsimile copies and/or pdf versions shall constitute enforceable original documents.

5.The terms of this Amendment are intended by the Parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement.  The Parties further intend that this Amendment constitute the complete and exclusive statement of its terms and shall supersede any prior agreement with respect to the subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHEREFORE, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

DYNAVAX TECHNOLOGIES CORPORATION	INVENTIV COMMERCIAL SERVICES, LLC

By: /s/ Ryan Spencer	By: /s/ Theodore Wong
Name: Ryan Spencer	Name: Theodore Wong
Title: VP, Corporate Strategy	Title: VP and CFO
Date: 11-20-17	Date: 11/20/17

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.